UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 17, 2017

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Boulevard, Suite 802
 Vienna, Virginia 22182
 (Address of principal executive offices, including Zip Code)

 Registrant’s telephone number, including area code:    (703) 506-9460

 N/A
(Former name or former address if changed since last report)

Item 4.02 (a).
Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

In November 2017, the Company discovered an error in the way it accounted for the lease for its manufacturing facility. In October 2008, the Company entered into a lease arrangement whereby the Company leased a building owned by a third party, but to which the owner made tenant-directed improvements. Upon commencement of the lease, the Company accounted for the arrangement as an operating lease under ASC 840, Accounting for Leases, whereby the total minimum lease payment obligations under the leases were recognized as monthly rent expense on a straight-line basis over the term of the lease. The cost of the tenant improvements incurred were capitalized as deferred rent and amortized over the 20-year lease term.

It was determined that because the terms of the original lease agreement required the Company to be responsible for possible cost overruns, if there were any, the Company was deemed to be the owner of the leased building for accounting purposes under ASC 840-40-55. In addition to the costs it incurred and capitalized for the tenant improvements, the Company should have reflected an asset on its balance sheet for the costs paid by the lessor to purchase the building and improve it, as well as a corresponding liability. Upon completion of the improvements, the Company did not meet the “sale-leaseback” criteria under ASC 840-40-25, Accounting for Leases, Sale-Leaseback Transactions due to the Company’s significant continuing involvement with the facility which is considered to be other than a normal leaseback as defined in ASC 840-40-25 and therefore should have treated the lease as a financing obligation and the asset and corresponding liability should not be derecognized.

The correction to the historical financial statements to apply ASC 840-40-25 does not affect the total cash payments the Company has made or is obligated to make under the lease agreement, nor does it change the total expense to be recognized over the lease term. However, the timing and nature of the expenses are different under this treatment as compared to operating lease treatment. Specifically, the Company should have recognized depreciation expense on the asset it is deemed to own and interest expense on the associated lease financing obligation, instead of rental expense.

Accordingly, on November 17, 2017, the Audit Committee of the Board of Directors of the Company concluded that the Company’s financial statements and other financial data for the following periods and Management’s Report on Internal Control over Financial Reporting and the related Report of independent Registered Accounting Firm on internal control over financial reporting included in the Company’s annual Report on Form 10-K for the fiscal year ended September 30, 2016 should no longer be relied upon because of errors identified therein (collectively, the “Non-reliance Periods”):

●
The quarterly periods ended June 30, 2017, March 31, 2017 and December 31, 2016;

●
The quarterly periods ended June 30, 2016, March 31, 2016 and December 31, 2015 and the fiscal year ended September 30, 2016;

●
The fiscal years ended September 30, 2015 and 2014.

Accordingly, investors should no longer rely upon the Company’s previously released financial statements and other financial data for these periods or any press releases or other shareholder communications that relate to that information and Management’s Report on Internal Control over Financial Reporting and the related Report of independent Registered Accounting Firm on internal control over financial reporting included in the Company’s annual Report on Form 10-K for the fiscal year ended September 30, 2016.  The Company intends to file restated financial statements and other financial data covering these periods as soon as practicable.  The Company intends to present the restated financial statements and other financial data in amendments to its Quarterly Reports on Form 10-Q for the quarters ended June 30, 2017, March 31, 2017 and December 31, 2016 and its Annual Report on Form 10-K for the fiscal year ended September 30, 2016 (the “Restated Filings”).

The Audit Committee and management have discussed the matters disclosed in this Item 4.02(a) of this Current Report on Form 8-K with BDO USA, LLP, the Company’s independent registered public accounting firm.

Expected Impact of the Restatements

The restatements will correct an accounting error impacting the Company’s financial statements and other financial data in the Non-reliance Periods.  The amounts disclosed below reflect the Company’s current expectations relating to the effect of each of these errors on the Non-reliance Periods. The Company has determined that the net cumulative effect on each of the Non-reliance Periods is material, and the Company expects to discuss in more detail the impact of the individual errors in the Company’s restated financial statements and other financial data in the Restated Filings. The accounting error was determined to be a material weakness in the Company’s internal control over financial reporting as of September 30, 2016 relating to the Company’s financial close process including the accounting for leases and the assessment of impairment of long-lived assets.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis.

The errors that caused the Company to conclude that the Non-reliance Periods could not be relied upon were identified during the course of the preparation of its financial statements and other financial data for its fiscal year ended September 30, 2017, as well as its assessment of its disclosure controls and procedures and internal control over financial reporting as of the date.  The errors will be corrected in the restated financial statements and other financial data included in the Restated Filings.  The Company will also revise Management’s Report on Internal Control over Financial Reporting and its evaluation of disclosure controls and procedures to reflect the conclusions by the Company’s management that internal control over financial reporting and disclosure control and procedures were not effective as of September 30, 2016. Furthermore, BDO USA, LLP will also revise its attestation report in the Restated Filing. The Company has not yet completed its final determination and review of the items listed below, and therefore the listed amounts are preliminary and subject to change.  While the Company expects to report the estimated adjustments described herein, there can be no assurance that the final adjustments will not differ materially from the estimated amounts discussed herein, or that additional errors will not be identified.

The Company is in the process of, but has not yet completed, its determination of the degree to which these errors will have an effect on the classification of the primary captions reported in its statements of cash flows for any period.

Based on its review to date, the Company preliminarily anticipates that the restatements will result in the estimated adjustments to its audited and unaudited income statements identified in the tables below:

Fiscal 2017

	Three months ended
	6/30/2017	3/31/2017	12/31/2016
Net (loss) income:
Originally reported	$(4,445,708)	$(8,409,489)	$3,536,802
Adjustment	(18,355)	(17,002)	(15,649)
Restated	$(4,464,063)	$(8,426,491)	$3,521,153
(LPS) EPS – diluted (a)	$(0.53)	$(1.15)	$0.32

(a)
For comparison purposes, per share amounts for all quarters presented herein reflect a 1:25 reverse stock split which was effective as of June 15, 2017. Other than the adjustments for the reverse stock split, the related (LPS) EPS numbers are the same as previously reported.

Fiscal 2016

	Year ended	Three months ended
	9/30/2016	6/30/2016	3/31/2016	12/31/2015
Net (loss) income:
Originally reported	$(11,466,498)	$(3,849,324)	$(8,844,855)	$2,341,813
Adjustment	(45,994)	(12,282)	(10,675)	(9,079)
Restated	$(11,512,492)	$(3,861,606)	$(8,855,530)	$2,332,734
(LPS) EPS – diluted (a)	$(2.37)	$(0.78)	$(1.87)	$0.53

(a)
For comparison purposes, per share amounts for all quarters presented herein reflect a 1:25 reverse stock split which was effective as of June 15, 2017. Other than the adjustments for the reverse stock split, the related (LPS) EPS numbers are the same as previously reported.

Fiscal 2015

	Year ended	Three months ended
	9/30/2015	6/30/2015	3/31/2015	12/31/2014
Net loss:
Originally reported	$(34,674,646)	$(4,429,137)	$(12,556,236)	$(7,845,318)
Adjustment	(17,564)	(5,275)	(3,459)	(1,665)
Restated	$(34,692,210)	$(4,434,412)	$(12,559,695)	$(7,846,983)
LPS - diluted (a)	$(10.51)	$(1.63)	$(4.14)	$(3.42)

(a)
For comparison purposes, per share amounts for all quarters presented herein reflect a 1:25 reverse stock split which was effective as of June 15, 2017. Other than the adjustments for the reverse stock split, the related (LPS) EPS numbers are the same as previously reported.

Additionally, the Company’s audited and unaudited balance sheets will be restated as follows:

Fiscal 2017

Balance Sheet	6/30/2017	3/31/2017	12/31/2016
Total assets	$8,437,326	$8,725,839	$9,927,889
Adjustment	13,386,081	13,354,561	13,323,442
Restated total assets	$21,823,407	$22,080,400	$23,251,331

Total liabilities	$13,746,687	$11,802,043	$5,494,598
Adjustment	13,160,232	13,110,357	13,062,236
Restated total liabilities	$26,906,919	$24,912,400	$18,556,834

Total stockholders' (deficit) equity	$(5,309,361)	$(3,076,204)	$4,433,291
Adjustment	225,849	244,204	261,206
Restated stockholders' (deficit) equity	$(5,083,512)	$(2,832,000)	$4,694,497

	9/30/2016	9/30/2015
Total assets	$11,598,247	$15,447,603
Adjustment	13,287,878	13,106,099
Restated total assets	$24,886,125	$28,553,702

Total liabilities	$12,554,315	$20,532,722
Adjustment	13,011,023	12,783,250
Restated total liabilities	$25,565,338	$33,315,972

Total stockholders' deficit	$(956,068)	$(5,085,119)
Adjustment	276,855	322,849
Restated stockholders' deficit	$(679,213)	$(4,762,270)

Additional Accounting Review and Financial Statement Preparation

The Company has not released financial results for the year ended September 30, 2017, but those financial statements when filed, will reflect the impact of the above noted correction.

The above statements regarding the expected impact of the restatement and the expected timing of the Company’s filings constitute forward-looking statements that are based on the Company’s current expectations. The final amounts and the detailed presentation of the restatement will be included in the Restated Filings after the Company has completed its work on the restatement and the Audit Committee has completed its final review of the financial statements and other financial data for the Non-reliance Periods. There can be no assurance that this financial information will not change, possibly materially, before the Company files the Restated Filings.  See “Disclosures About Forward-Looking Statements” below.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company.  All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data.  These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties.  Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect.  Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing.  The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws.  These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing accounting review that would require the Company to make additional adjustments or revisions or to restate further the financial statements and other financial data in the Non-reliance Periods and/or additional historical periods, and the time required to complete the financial statements and other financial data and accounting review.  For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended September 30, 2016 as filed with the Securities and Exchange Commission. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: November 22, 2017	By:	/s/ Geert Kersten
Geert Kersten
Chief Executive Officer